EXHIBIT 23.1




           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference into this registration statement of our report dated June 29, 1994 included in the ALLTEL Corporation Thrift Plan's Annual Report on Form 11-K for the year ended December 31, 1993 and our report dated January 27, 1994 included in ALLTEL Corporation's Annual Report on Form 10-K for the year ended December 31, 1993; and to all references to our Firm included in this registration statement.



                                        ARTHUR ANDERSEN LLP




November 1, 1994










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